Exhibit 99.1
The Navigators Group, Inc.
CORPORATE NEWS
Navigators Reports First Quarter Earnings
Net Income Up 42% ; Book Value Up 4%
New York — May 6, 2010 — The Navigators Group, Inc. (NASDAQ:NAVG) reported net income of $17.0 million, or $1.00 per diluted share, for the three months ended March 31, 2010 compared to net income of $12.0 million, or $0.71 per diluted share, for the comparable period in 2009. Operating earnings(1) were $13.1 million, or $0.77 per diluted share for the first quarter of 2010 compared to $20.2 million, or $1.19 per diluted share, for the first quarter of 2009.
Gross written premiums and net written premiums for the three months ended March 31, 2010 were $270.1 million and $189.3 million, respectively, a decrease of 1.9% and 5.6% from the comparable 2009 periods, respectively.
The combined loss and expense ratio for the three months ended March 31, 2010 was 99.1%, compared to 92.8% for the comparable 2009 period. The combined loss and expense ratio for the three months ended March 31, 2010 was positively impacted by 0.8 loss ratio points due to favorable development in prior period loss reserves. The combined loss and expense ratio for the three months ended March 31, 2009 was positively impacted by 3.5 loss ratio points due to favorable development.
Navigators’ Chief Executive Officer Stan Galanski commented, “We have a long-term view on the business focused on book value per share growth and effective capital management. Consistent with that approach, we are pleased to report that book value per share increased 4% to $49.47 during the quarter, a record high for Navigators, driven by our reported underwriting profit, strong investment performance and the share repurchase program.
In what continues to be a very challenging underwriting environment, we continue to see good progress in our recent initiatives to enhance our underwriting and marketing capabilities. Our marketing activities have generated more opportunities including additional business with new producers and the cross selling of existing products to our current producers.
Although rates in most lines have been relatively stable, there are examples of aggressive rate competition from both new and existing markets in virtually every line of business. We continue to emphasize underwriting discipline over premium growth. As we have demonstrated again this quarter, we will walk away from underpriced business and return excess capital to our shareholders in order to achieve our strategic objectives.”

6 International Drive	Rye Brook, NY 10573
TEL (914) 933-6000	FAX (914) 934-2355

News Release
May 6, 2010

During the three months ended March 31, 2010, the Company repurchased 573,600 shares of its common stock for an aggregate purchase price of $23.7 million pursuant to its share repurchase program. The Company repurchased an additional 179,812 shares of its common stock for an aggregate purchase price of $7.3 million from April 1, 2010 through May 4, 2010 pursuant to its share repurchase program.
Net investment income for the three months ended March 31, 2010 was $18.0 million, a decrease of 4.1% from the comparable 2009 period. The annualized pre-tax investment yield, excluding net realized gains and losses and net other-than-temporary impairment losses recognized in earnings, was 3.6% for the three months ended March 31, 2010, compared to 3.9% for the comparable 2009 period. The effective tax rate on net investment income was 24.5% for the three months ended March 31, 2010, compared to 24.9% for the comparable 2009 period.
The Company’s investment portfolio mainly consists of fixed income securities with an average quality rating of “AA/Aa” as defined by Standard & Poor’s and Moody’s, respectively, and an average effective duration of 4.2 years at March 31, 2010. At March 31, 2010, net unrealized gains within our investment portfolio were $63.1 million, an increase of $9.2 million compared to December 31, 2009. There were $6.1 million of net realized gains for the three months ended March 31, 2010.
Consolidated cash flow from operations for the three months ended March 31, 2010 was $4.1 million, compared to $42.9 million for the comparable 2009 period.
Stockholders’ equity was $810.0 million, or $49.47 per share, at March 31, 2010 compared to $801.5 million, or $47.58 per share, at December 31, 2009. The statutory surplus of Navigators Insurance Company was $655.8 million at March 31, 2010 compared to $645.8 million at December 31, 2009.
(1)
Operating earnings, or net income excluding after-tax net realized gains (losses) and net other-than-temporary impairment losses recognized in earnings, is a non-GAAP financial measure that is a common performance measurement for insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.

The Company will hold a conference call on Friday, May 7, 2010 starting at 8:30 a.m. ET to discuss the 2010 first quarter results. The call will be available via live webcast on Navigators’ website (www.navg.com) by clicking on the Earnings Webcast link under “News & Events”.
To participate by telephone, the domestic dial-in number is (888) 680-0879 and the international dial-in is (617) 213-4856. The access code is 41487807. Participants may pre-register for the call at
https://www.theconferencingservice.com/prereg/key.process?key=PHCFQMB9M. Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quick access by bypassing the operator upon connection.
The Navigators Group, Inc. is an international specialty insurance holding company with insurance company operations, underwriting management companies, and operations at Lloyd’s of London. Headquartered in New York, Navigators has offices in major insurance centers in the United States, the United Kingdom and Continental Europe.

News Release
May 6, 2010

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Whenever used in this release, the words “estimate”, “expect”, “believe” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are derived from information that we currently have and assumptions that we make. We cannot assure that results that we anticipate will be achieved, since results may differ materially because of known and unknown risks and uncertainties that we face. Please refer to Navigators’ most recent reports on Forms 10-K and 10-Q and its other filings with the Securities and Exchange Commission for a description of Navigators’ business and the important factors that may affect that business. Navigators undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:	Francis W. McDonnell Senior Vice President and Chief Financial Officer (914) 933-6270 fmcdonnell@navg.com www.navg.com

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Financial Highlights
($ in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009	Change
Results of Operations
Gross written premiums	$270,145	$275,259	-2%

Net written premiums	189,317	200,652	-6%

Revenues:
Net earned premiums	164,069	164,946	-1%
Investment income	17,972	18,743	-4%
Total other-than-temporary impairment losses	(251)	(26,871)	-99%
Portion of loss recognized in other comprehensive income (before tax)	170	16,171	-99%

Net other-than-temporary impairment losses recognized in earnings	(81)	(10,700)	-99%
Net realized gains (losses)	6,113	(1,537)	NM
Other income (expense)	1,070	143	646%

Total revenues	189,143	171,595	10%

Expenses:
Net losses and loss adjustment expenses	103,807	100,247	4%
Commission expenses	25,316	22,448	13%
Other operating expenses	34,586	30,535	13%
Interest expense	2,044	2,219	-8%

Total expenses	165,753	155,449	7%

Income before income taxes	23,390	16,146	45%

Income tax expense	6,345	4,146	53%

Net income	$17,045	$12,000	42%

Per Share Data
Net income per common share:
Basic	$1.02	$0.71	44%
Diluted	$1.00	$0.71	42%

Average shares outstanding:
Basic	16,641	16,882
Diluted	16,979	17,002

Underwriting Ratios
Loss Ratio	63.3%	60.8%
Expense Ratio	35.8%	32.0%

Combined Ratio	99.1%	92.8%

	Mar. 31,	Dec. 31,
	2010	2009
Balance Sheet Data

Stockholders’ equity	$810,044	$801,519	1%
Book value per share	$49.47	$47.58	4%

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ in thousands, except share data)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Investments and cash:
Fixed maturities, available-for-sale, at fair value (amortized cost: 2010, $1,762,223; 2009, $1,777,983)	$1,807,348	$1,816,669
Equity securities, available-for-sale, at fair value (cost: 2010, $54,624; 2009, $47,376)	72,609	62,610
Short-term investments, at cost which approximates fair value	172,342	176,799
Cash	2,699	509

Total investments and cash	2,054,998	2,056,587

Premiums receivable	225,025	193,460
Prepaid reinsurance premiums	157,201	162,344
Reinsurance recoverable on paid losses	75,355	76,505
Reinsurance recoverable on unpaid losses and loss adjustment expenses	795,914	807,352
Deferred policy acquisition costs	63,133	56,575
Accrued investment income	16,767	17,438
Goodwill and other intangible assets	6,779	7,057
Current income tax receivable, net	5,021	4,854
Deferred income tax, net	25,643	31,222
Other assets	34,895	40,600

Total assets	$3,460,731	$3,453,994

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Reserves for losses and loss adjustment expenses	$1,913,760	$1,920,286
Unearned premiums	494,061	475,171
Reinsurance balances payable	86,376	98,555
Senior notes	114,041	114,010
Accounts payable and other liabilities	42,449	44,453

Total liabilities	2,650,687	2,652,475

Stockholders’ equity:
Preferred stock, $.10 par value, authorized 1,000,000 shares, none issued	—	—
Common stock, $.10 par value, authorized 50,000,000 shares, issued 17,228,278 shares for 2010 and 17,212,814 shares for 2009	1,723	1,721
Additional paid-in capital	307,517	304,505
Retained earnings	486,979	469,934
Treasury stock, at cost (853,842 for 2010 and 366,330 shares for 2009)	(37,290)	(18,296)
Accumulated other comprehensive income (loss)	51,115	43,655

Total stockholders’ equity	810,044	801,519

Total liabilities and stockholders’ equity	$3,460,731	$3,453,994

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Comparative Premium Data
($ in thousands, except share data)

	First Quarter
	2010	2009	Change
Gross Written Premiums:
Insurance Companies:
Marine	$67,526	$77,237	-13%
Property Casualty	79,346	84,258	-6%
Professional Liability	30,966	30,488	2%

	177,838	191,983	-7%
Lloyd’s Operations:
Marine	59,141	59,023	0%
Property Casualty	19,959	13,528	48%
Professional Liability	13,207	10,725	23%

	92,307	83,276	11%

Total	$270,145	$275,259	-2%

	First Quarter
	2010	2009	Change
Net Written Premiums:
Insurance Companies:
Marine	$51,003	$58,459	-13%
Property Casualty	49,697	59,976	-17%
Professional Liability	20,640	18,647	11%

	121,340	137,082	-11%
Lloyd’s Operations:
Marine	49,642	49,974	-1%
Property Casualty	11,711	7,595	54%
Professional Liability	6,624	6,001	10%

	67,977	63,570	7%

Total	$189,317	$200,652	-6%

	First Quarter
	2010	2009	Change
Net Earned Premiums:
Insurance Companies:
Marine	$41,094	$37,161	11%
Property Casualty	51,081	65,412	-22%
Professional Liability	19,036	17,717	7%

	111,211	120,290	-8%
Lloyd’s Operations:
Marine	35,560	31,175	14%
Property Casualty	11,915	7,923	50%
Professional Liability	5,383	5,558	-3%

	52,858	44,656	18%

Total	$164,069	$164,946	-1%

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Segment Information
Three Months Ended
March 31, 2010
($ in thousands)

	Insurance	Lloyd's
	Companies	Operations	Corporate	Total
Gross written premiums	$177,838	$92,307	$—	$270,145
Net written premiums	121,340	67,977	—	189,317

Net earned premiums	111,211	52,858	—	164,069
Net losses and loss adjustment expenses	(68,403)	(35,404)	—	(103,807)
Commission expenses	(14,362)	(10,966)	12	(25,316)
Other operating expenses	(27,353)	(7,243)	—	(34,596)
Other income (expense)	(977)	2,069	(12)	1,080

Underwriting profit	116	1,314	—	1,430

Investment income	15,748	2,069	155	17,972
Net realized gains (losses)	5,205	713	114	6,032
Other operating expenses	—	—	10	10
Other income (expense)	—	—	(10)	(10)
Interest expense	—	—	(2,044)	(2,044)

Income (loss) before income tax expense (benefit)	21,069	4,096	(1,775)	23,390
Income tax expense (benefit)	5,463	1,503	(621)	6,345

Net income (loss)	$15,606	$2,593	$(1,154)	$17,045

Loss and loss expenses ratio	61.5%	67.0%		63.3%
Commission expense ratio	12.9%	20.7%		15.4%
Other operating expenses ratio (1)	25.5%	9.8%		20.4%

Combined ratio	99.9%	97.5%		99.1%

(1)	The Other operating expenses ratio includes Other income (expense).

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Segment Information
Three Months Ended
March 31, 2009
($ in thousands)

	Insurance	Lloyd’s
	Companies	Operations	Corporate	Total
Gross written premiums	$191,983	$83,276	$—	$275,259
Net written premiums	137,082	63,570	—	200,652

Net earned premiums	120,290	44,656	—	164,946
Net losses and loss adjustment expenses	(70,153)	(30,094)	—	(100,247)
Commission expenses	(14,968)	(7,480)	—	(22,448)
Other operating expenses	(24,560)	(5,981)	6	(30,535)
Other income (expense)	201	(52)	(6)	143

Underwriting profit	10,810	1,049	—	11,859

Investment income	16,207	2,383	153	18,743
Net realized gains (losses)	(8,907)	(3,330)	—	(12,237)
Interest expense	—	—	(2,219)	(2,219)

Income (loss) before income tax expense (benefit)	18,110	102	(2,066)	16,146
Income tax expense (benefit)	4,533	336	(723)	4,146

Net income (loss)	$13,577	$(234)	$(1,343)	$12,000

Loss and loss expenses ratio	58.3%	67.4%		60.8%
Commission expense ratio	12.4%	16.8%		13.6%
Other operating expenses ratio (1)	20.3%	13.5%		18.4%

Combined ratio	91.0%	97.7%		92.8%

(1)	The Other operating expenses ratio includes Other income (expense).

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Underwriting Results
($ in thousands)

	Three Months Ended March 31, 2010
	Net	Losses
	Earned	and LAE	Underwriting	Underwriting	Combined Ratio
	Premiums	Incurred	Expenses	Gain(Loss)	Loss	Expense	Total
Insurance Companies:
Marine	$41,094	$26,133	$14,928	$33	63.6%	36.3%	99.9%
Property Casualty	51,081	32,126	20,316	(1,361)	62.9%	39.8%	102.7%
Professional Liability	19,036	10,144	7,448	1,444	53.3%	39.1%	92.4%

	111,211	68,403	42,692	116	61.5%	38.4%	99.9%
Lloyd’s Operations	52,858	35,404	16,140	1,314	67.0%	30.5%	97.5%

Total	$164,069	$103,807	$58,832	$1,430	63.3%	35.8%	99.1%

	Three Months Ended March 31, 2009
	Net	Losses
	Earned	and LAE	Underwriting	Underwriting	Combined Ratio
	Premiums	Incurred	Expenses	Gain(Loss)	Loss	Expense	Total
Insurance Companies:
Marine	$37,161	$26,390	$11,622	$(851)	71.0%	31.3%	102.3%
Property Casualty	65,412	28,004	20,753	16,655	42.8%	31.7%	74.5%
Professional Liability	17,717	15,759	6,952	(4,994)	89.0%	39.2%	128.2%

	120,290	70,153	39,327	10,810	58.3%	32.7%	91.0%
Lloyd’s Operations	44,656	30,094	13,513	1,049	67.4%	30.3%	97.7%

Total	$164,946	$100,247	$52,840	$11,859	60.8%	32.0%	92.8%

	Amounts		Loss Ratio
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2010	2009	2010	2009
Net Incurred Loss Activity For the Three Months Ended:
Insurance Companies:
Loss and LAE payments	$72,673	$48,804	65.3%	40.6%
Change in reserves	(4,270)	21,349	-3.8%	17.7%

Net incurred loss and LAE	68,403	70,153	61.5%	58.3%

Lloyd’s Operations:
Loss and LAE payments	26,222	23,122	49.6%	51.8%
Change in reserves	9,182	6,972	17.4%	15.6%

Net incurred loss and LAE	35,404	30,094	67.0%	67.4%

Total
Loss and LAE payments	98,895	71,926	60.3%	43.6%
Change in reserves	4,912	28,321	3.0%	17.2%

Net incurred loss and LAE	$103,807	$100,247	63.3%	60.8%

	Amounts		Loss Ratio Impact
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2010	2009	2010	2009
Impact of Prior Years Reserves Favorable / (Unfavorable) Development For the Three Months Ended:
Insurance Companies	$653	$5,132	0.6%	4.3%
Lloyd’s Operations	593	635	1.1%	1.4%

Total	$1,246	$5,767	0.8%	3.5%

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Net Loss Data
($ in thousands)

	Case	IBNR
	Reserves	Reserves	Total
Net Loss Reserves, March 31, 2010:
Insurance Companies:
Marine	$113,864	$98,044	$211,908
Property Casualty	139,708	348,242	487,950
Professional Liability	37,765	65,382	103,147

Total Insurance Companies	291,337	511,668	803,005

Lloyd’s Operations:
Marine	110,889	101,925	212,814
Property Casualty	26,671	28,409	55,080
Professional Liability	9,246	37,701	46,947

Total Lloyd’s Operations	146,806	168,035	314,841

Total Net Loss Reserves	$438,143	$679,703	$1,117,846

	Case	IBNR
	Reserves	Reserves	Total
Net Loss Reserves, December 31, 2009:
Insurance Companies:
Marine	$113,604	$100,042	$213,646
Property Casualty	134,427	351,985	486,412
Professional Liability	38,410	68,807	107,217

Total Insurance Companies	286,441	520,834	807,275

Lloyd’s Operations:
Marine	107,800	101,851	209,651
Property Casualty	27,148	25,175	52,323
Professional Liability	7,442	36,243	43,685
Total Lloyd’s Operations	142,390	163,269	305,659

Total Net Loss Reserves	$428,831	$684,103	$1,112,934

News Release

THE NAVIGATORS GROUP, INC. AND SUBSIDIARIES
Investment Data
March 31, 2010
($ in thousands)
At March 31, 2010, the average quality of the investment portfolio as rated by S&P and Moody’s was AA/Aa with an average duration of 4.2 years. The Company does not own any collateralized debt obligations (CDO’s), collateralized loan obligations (CLO’s) or asset backed commercial paper.
At March 31, 2010, the Company owned two asset-backed securities approximating $0.1 million with subprime mortgage exposures. The securities have an effective maturity of 3.0 years. In addition, the Company owned a total of five collateralized mortgage obligations and asset-backed securities approximating $1.4 million classified as Alt-A which is a credit category between prime and subprime. They have an effective maturity of 5.6 years. Such subprime and Alt-A categories are as defined by S&P. The Company is receiving principal and/or interest payments on all these securities and believes such amounts are fully collectible.
The following table sets forth our cash and investments at March 31, 2010:

		Gross	Gross	Cost or	OTTI
	Fair	Unrealized	Unrealized	Amortized	Recognized
March 31, 2010	Value	Gains	(Losses)	Cost	in OCI
	($ in thousands)
Fixed maturities:
U.S. Government Treasury bonds, agency bonds and foreign government bonds	$408,935	$7,571	$(355)	$401,719	$—
States, municipalities and political subdivisions	640,783	22,064	(1,996)	620,715	—
Mortgage- and asset-backed securities
Agency mortgage-backed securities	348,619	12,289	(108)	336,438	—
Residential mortgage obligations	30,486	—	(6,050)	36,536	(4,685)
Asset-backed securities	11,283	485	(34)	10,832	(34)
Commercial mortgage-backed securities	105,728	2,494	(685)	103,919	—

Subtotal	496,116	15,268	(6,877)	487,725	(4,719)
Corporate bonds	261,514	10,132	(682)	252,064	—

Total fixed maturities	1,807,348	55,035	(9,910)	1,762,223	(4,719)

Equity securities — common stocks	72,609	17,995	(10)	54,624	—

Cash	2,699	—	—	2,699	—

Short-term investments	172,342	—	—	172,342	—

Total	$2,054,998	$73,030	$(9,920)	$1,991,888	$(4,719)

News Release

The Navigators Group, Inc. and Subsidiaries
Investment Data
March 31, 2010
($ in thousands)
The following three tables set forth our agency mortgage-backed securities, residential mortgage obligations, and asset-backed securities by those issued by GNMA, FNMA and FHLMC and the quality category (prime, Alt-A and subprime) for all other such investments at March 31, 2010:

		Gross	Gross	Cost or
	Fair	Unrealized	Unrealized	Amortized
	Value	Gains	(Losses)	Cost
Agency mortgage-backed securities:
GNMA	$116,201	$1,282	$(72)	$114,991
FNMA	162,550	8,288	(17)	154,279
FHLMC	69,868	2,719	(19)	67,168

Total	$348,619	$12,289	$(108)	$336,438

		Gross	Gross	Cost or
	Fair	Unrealized	Unrealized	Amortized
	Value	Gains	(Losses)	Cost
Residential mortgage obligations:
Prime	$29,053	$—	$(5,644)	$34,697
Alt-A	1,433	—	(406)	1,839
Subprime	—	—	—	—

Total	$30,486	$—	$(6,050)	$36,536

		Gross	Gross	Cost or
	Fair	Unrealized	Unrealized	Amortized
	Value	Gains	(Losses)	Cost
Asset-backed securities:
Prime	$11,155	$485	$—	$10,670
Alt-A	—	—	—	—
Subprime	128	—	(34)	162

Total	$11,283	$485	$(34)	$10,832